Exhibit 2.33

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is made and entered into as of this 20th day of December, 2004, by and between Robert R. Black, Sr., Trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 (“Pledgor”), and Michael J. Gaughan., a Nevada resident (the “Secured Party”).

ARTICLE I

SECURITY INTEREST

Pledgor hereby grants to the Secured Party a continuing general lien on and security interest in, and grants, bargains, sells, transfers and assigns to the Secured Party, the hereinafter described Collateral as security for the performance of the hereinafter described Obligation (the “Security Interest”).

ARTICLE II

OBLIGATION

This Agreement and the Security Interest granted hereby secure the following described obligation (collectively, the “Obligation”):

The performance by R. Black, Inc., a Nevada corporation (“Borrower”), of all of its obligations to the Secured Party under the provisions of that certain Convertible Promissory Note (the “Note”) of even date herewith, made by Borrower in favor of the Secured Party.

ARTICLE III

COLLATERAL

The Security Interest granted hereby covers the following collateral (collectively, the “Collateral”):

3.1           COLLATERAL STOCK

33 1/3% of the ownership interest held by Pledgor in RBG, LLC, a Nevada limited-liability company (“RBG”), Virgin River Casino Corporation, a Nevada corporation (“VRCC”), and B & BB, Inc., a Nevada corporation (“B&BB”) (B&BB, VRCC and RBG shall collectively be referred to herein as the “Operating Companies”), which, upon regulatory approval, will be converted into 33 1/3% interest in NewCo.

3.2           PROCEEDS

All Proceeds with respect to the Collateral described in Section 3.1. As used herein, the term “Proceeds” shall have the meaning assigned to it under the Uniform Commercial Code of the State of Nevada (the “Code”).

3.3           WARRANTS AND RIGHTS

Any subscription or other rights, warrants or options issued in respect of the Collateral, shall be the property of Pledgor, and if exercised by Pledgor, all new stock or other securities so acquired by Pledgor shall be immediately delivered to Secured Party to be held under the terms of this Agreement in the same manner as the Collateral.

3.4           STOCK ADJUSTMENTS

In the event that, whether or not for additional consideration, any stock dividend, reclassification, readjustment, additional share issuance, stock split, merger or other changes are declared or made in the capital structure of the Company (prior to consummation of the Corporate Restructuring) or NewCo (upon and after consummation of the Corporate Restructuring), all new and additional shares or other securities issued to Pledgor in respect of the Collateral by reason of any such change shall be held and managed by the Secured Party under the terms and conditions of this Agreement in the same manner as the Collateral.

ARTICLE IV

PLEDGOR’S COVENANT

Pledgor hereby covenants and agrees that, until the Obligation is paid in full, Pledgor will transfer possession of all Collateral to the Secured Party accompanied by duly executed instruments of assignment or transfer, including executed stock powers, all in form and substance reasonably satisfactory to the Secured Party.

ARTICLE V

VOTING AND DISTRIBUTION RIGHTS

Until there is an Event of Default (as defined below), Pledgor shall retain all voting rights of the Collateral and the right to receive dividends or distributions in cash or other property except for securities that are governed by Sections 3.3 and 3.4 hereof. Upon the occurrence of an Event of Default, such voting rights shall immediately revert to the Secured Party without further action.

ARTICLE VI

EVENT OF DEFAULT

6.1           EVENT OF DEFAULT

Pledgor shall be in default under this Agreement upon a default in the timely performance of the Obligation (an “Event of Default”).

6.2           REMEDIES OF THE SECURED PARTY UPON DEFAULT

On the occurrence or during the continuance of an Event of Default under this Agreement, Secured Party may exercise all of the rights, options, and remedies of a secured party in the Collateral or the proceeds thereof as provided by Article 9 of the Code.

ARTICLE VII

GENERAL

7.1           CONVERTIBLE SENIOR SECURED NOTE PURCHASE AGREEMENT

This Agreement is entered into pursuant to and is subject to the terms and conditions of the Convertible Senior Secured Note Purchase Agreement, dated                , 2004, by and among R. Black, Inc., a Nevada corporation, Pledgor and Secured Party (the “Purchase Agreement”).

7.2           CAPITALIZED TERMS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

7.3           ASSIGNMENT

Pledgor shall not assign this Agreement.

7.4           WAIVER

No delay on the part of the Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by the Secured Party of any right hereunder, or of any default by the Pledgor, shall be binding upon the Secured Party to exercise any right hereunder. No waiver of any default of Pledgor shall operate as a waiver of any other or further exercise of such right or of any further default.

7.5           BINDING AGREEMENT

The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.6           GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of Nevada, without regard to its principles of conflict of laws.

7.7           COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.8           BINDING AGREEMENT

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9           NOTICE

Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid, addressed (a) if to the Pledgor, at 911 North Buffalo, Suite #201, Las Vegas, Nevada 89120, Attn: Robert R. Black, Sr., or at such other addresses as the Company will have furnished to the Purchaser, or (b) if to a Secured Party, at his address shown on the signature page hereof. Any party hereto may by notice so given change its address for future notice hereunder. Each such notice or other communication shall conclusively be determined to have been given when personally delivered or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid in the manner set forth above and shall be deemed to have been received when delivered.

7.10         AMENDMENT

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“SECURED PARTY”		“PLEDGOR”

The Robert S. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004

	/s/ Michael J. Gaughan	By:	/s/ Robert R. Black, Sr.
Name:	Michael J. Gaughan		Robert. R. Black, Sr.
Trustee
Address:

Orleans Hotel
3500 West Tropicana
Las Vegas, Nevada 89103

CONSENT OF SPOUSE

The undersigned spouse of Robert R. Black, Sr., who is a party to that certain Pledge Agreement dated               , 2002, in favor of                       (the “Pledge”), has read and hereby approves of the foregoing Pledge. The undersigned hereby agrees and acknowledges that any community property or other interest of the undersigned shall be bound by the Pledge. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Pledge.

(Signature)

Katherine M Black
(Print name)